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                                                                   Exhibit 10.33


                             EMPLOYMENT AGREEMENT


          AGREEMENT, dated December 31, 1996 (the "Effective Date"), by and between Summit Medical Systems, Inc., a Minnesota corporation ("Summit") and Donald F. Fortin, M.D., an individual resident of the state of North Carolina ("Executive").

          WHEREAS, Executive has heretofore been employed as an executive officer of Cordillera, LLC, a Delaware limited liability corporation (the "Company");

          WHEREAS, Summit has agreed to acquire the Company pursuant to a Reorganization Agreement of even date herewith (the "Reorganization Agreement") by and among Summit, Company, DR Ware LLC and Duke University, which provides for the purchase by Summit of all other parties' member units, and options for member units, in Company, and the wind-up and transfer of the Company's business to Summit (the "Reorganization");

          WHEREAS, the parties to the Reorganization Agreement have agreed that execution of this Agreement is a condition of closing the Reorganization; and

          WHEREAS, the Summit desires to retain the services of Executive subsequent to the consummation of the Reorganization, and Executive desires to be employed by the Summit, on the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the respective covenants and commitments of Summit and Executive set forth below, and as an inducement to Summit to consummate the Reorganization, the Executive and Summit hereby agree as follows:

          1.        Employment.  Summit hereby employs Executive, and Executive
                    ----------
accepts such employment and shall perform services for Summit, for the period and upon the other terms and conditions set forth in this Agreement.

          2.        Term.  Unless terminated at an earlier date in accordance
                    ----
with Section 9 of this Agreement, the term of Executive's employment hereunder shall commence on the Effective Date and shall extend for a continuous period until four (4) years from the date thereof. Thereafter, the terms of this Agreement shall be extended for successive one year periods unless Summit or Executive objects to such extension by written notice to the other party at least ninety (90) days prior to the expiration of such initial term or any extension thereof.
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          3.   Position and Duties.
               -------------------

               3.1       Service with Summit.  During the term of this
                         -------------------
Agreement, Executive agrees to serve as Vice-President and Chief Scientific Officer of Summit and to perform such employment duties, consistent with such position, as Summit shall reasonably assign to him from time to time.

               3.2       Performance of Duties.  Executive agrees to serve
                         ---------------------
Summit faithfully and to the best of his ability and, except as provided in
Section 3.3 below, to devote his full time, attention and efforts to the business and affairs of Summit during the term of his employment. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement and that, during the term of his employment, except as provided in Section 3.3 below, he shall not render or perform any services for any other corporation, firm, entity or person which are inconsistent with the provisions of this Agreement or which would otherwise impair his ability to perform his duties hereunder.

               3.3       Other Employment.  Summit acknowledges and agrees that
                         ----------------
Executive shall continue to be employed at Duke University or a practice group affiliated therewith for one (1) day per week.

          4.   Compensation.
               ------------

               4.1       Base Salary.  As base compensation for all services to
                         -----------
be rendered by Executive under this Agreement during the term of this Agreement, Summit shall pay to Executive an annual salary of One Hundred Fifty Thousand Dollars ($ 150,000) in accordance with normal payroll procedures and policies.

               4.2       Incentive Compensation.  Executive shall be entitled to
                         ----------------------
participate in such bonus or incentive compensation plans as may be established by Summit's Board of Directors from time to time for Summit's executive level employees.

               4.3       Option.  On the Closing Date (as defined in the
                         ------
Reorganization Agreement), Summit shall grant to Executive a nonstatutory stock option (the, "Option") to subscribe for and purchase common stock of Summit up to the aggregate amount of 300,000 shares, subject to the terms and conditions of the Nonstatutory Stock Option Agreement between Summit and the Executive of even date herewith.

               4.4       Participation in Benefit Plans.  During the term of
                         ------------------------------
Executive's employment by Summit, Executive shall be entitled to receive such life, disability, medical, dental and other insurance coverage as are being provided by

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Summit to its executive level employees from time to time to the extent that
Executive's age, position or other factors qualify him for such fringe benefits.

Nothing in this Agreement is intended to or shall in any way restrict Summit's right to amend, modify or terminate any of its benefit plans during the term of Executive's employment.

               4.5       Expenses.   In accordance with Summit's normal policies
                         --------
for expense verification, Summit shall pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate documentation in accordance with Summit's normal policy for expense verification.

               4.6       Signing Bonus.  Summit agrees to pay Executive a
                         -------------
signing bonus on January 2, 1997, in the amount of $129,371.

          5.   Confidential Information.  Except as permitted or directed
               ------------------------
by Summit, during the term of this Agreement or at any time thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of Summit) any confidential or secret knowledge or information of Company, Summit or Summit Affiliates which Executive has acquired or become acquainted with prior to the term of this Agreement while working for the Company, or shall acquire or become acquainted with during the term of this Agreement in the course of Executive' employment, whether or not during regular working hours, in each case, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, algorithms, software, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of Summit or of any Summit Affiliate, any customer or supplier lists of Summit or of any Summit Affiliate, any confidential or secret development or research work of Summit or of any Summit Affiliate, or any other confidential information or secret aspects of the business of Summit or any Summit Affiliate. As used herein, "Summit Affiliate" shall mean any entity that controls or is controlled by Summit, with "control" meaning the ownership of 50% or more of the voting securities in such entity. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of Summit and of the respective Summit Affiliates and represents a substantial investment of time and expense by Summit and the Summit Affiliates and that any disclosure or other use of such knowledge or information other than for the sole benefit of Summit or of any Summit Affiliate would be wrongful and would cause irreparable harm to Summit or such Summit Affiliate. Both during and after the term of this Agreement, Executive shall not intentionally act in any manner that is reasonably likely to reduce the value of such knowledge or information to Summit or any Summit Affiliate. The foregoing obligations of confidentiality shall not apply to any

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knowledge or information that (a) is at the time acquired by Executive, or thereafter becomes, a part of the public domain other than through the act or omission of Executive, (b) is provided by Summit or any Summit Affiliate to a third party without any obligation of confidentiality, or (c) is required by law to be disclosed.

          6.   Ventures.  If, during the term of Executive's employment pursuant
               --------
to this Agreement, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving Summit and a third party or parties, all rights in such project, program or venture shall belong to Summit. Except as formally approved by Summit's Board of Directors, Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the salary to be paid to Executive as provided in this Agreement.

          7.   Intellectual Property.
               ---------------------

               7.1       Assignment.  Executive hereby assigns to Summit, to the
                         ----------
extent such rights are not already owned by the Company or Summit, (a) all tangible embodiments of and intellectual property rights in developments made or conceived by Executive in the course of his employment solely or in collaboration with others during his employment at Company, and (b) all intellectual property rights in developments made or conceived by Executive in the course of his employment solely or in collaboration with others during the term of his employment by Summit. Executive further agrees that all copyrightable works made by Executive for Summit shall be considered "works made for hire" for the benefit of Summit and, to the extent not qualifying as "works made for hire," all rights in such copyrightable works are hereby assigned to Summit. Executive shall disclose promptly and fully to Summit all developments owned by Summit under this Agreement. Executive warrants that his rights in developments assigned to Summit by this Agreement have not been previously licensed, pledged, assigned or encumbered by Executive other than as may have been assigned to the Company.

               7.2       Records.  Executive shall keep complete and accurate
                         -------
accounts, notes, data and records of all developments in the manner and form reasonably requested by Summit. Such accounts, notes, data and records shall be the property of Summit, and, upon request by Summit, Executive shall promptly surrender the same to it or, if not previously surrendered upon its request or otherwise, Executive shall surrender the same, and all copies thereof, to Summit upon the conclusion of his employment.

          8.   Non-competition and Non-solicitation Covenants.
               ----------------------------------------------

               8.1       Agreement Not to Compete.  Executive agrees that during
                         ------------------------
the term of his employment by Summit and for eighteen (18) months thereafter (whether termination of employment is with or without cause, or whether it is

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occasioned by Executive or Summit)(the "Restricted Period"), he shall not, directly or indirectly, engage in competition with Summit or any Summit Affiliate in any manner or capacity (e.g. as an adviser, principal, agent, partner, officer, director, stockholder employee, member of an association or otherwise) in any phase of the business which Summit or any Summit Affiliate is conducting during the term of this Agreement or any extensions thereof. Notwithstanding the foregoing, Summit acknowledges and agrees that none of the following shall constitute a breach of this Section 8.1: (a) Executive's employment at Duke University, in any capacity; (b) Executive's practice of medicine, in any capacity; or (c) Executive's performance of services, in any capacity, for any healthcare system, managed care system, insurer, or other entity engaged in the provision or management of healthcare services, so long as such entity does not market, license or sell, or develop with a view toward marketing, licensing or selling, to any third party, other than its own members or constituents, products or services competitive with those marketed, licensed or sold by Summit or any Summit Affiliates.

               8.2       Geographic Extent of Covenant.  The obligations of
                         -----------------------------
Executive under Section 8.1 shall apply to all markets, domestic or foreign, in which Summit or any Summit Affiliate has engaged in business during the term of this Agreement or any extensions thereof, through production, promotional sales or marketing activities or has otherwise established substantial goodwill, business reputation or any customer or supplier relationships.

               8.3       Non-solicitation; Non-hire and Non-interference.
                         -----------------------------------------------
During the term of this Agreement and for the Restricted Period, Executive shall not (a) induce or attempt to induce any employee of Summit or of any Summit Affiliate to leave the employ of Summit or such Summit Affiliate, respectively, or in any way interfere adversely with the relationship between any such employee and Summit or such Summit Affiliate, (b) induce or attempt to induce any employee of Summit or of any Summit Affiliate to work for, render services or provide advice to or supply confidential business information or trade secrets of Summit or any Summit Affiliate to any third person, firm or corporation, (c) employ, or otherwise pay for services rendered by, any employee of Summit or any Summit Affiliate in any business enterprise with which Executive may be associated, connected or affiliated, or (d) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of Summit or of any Summit Affiliate to cease doing business with the Company or such Summit Affiliate, respectively, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Summit or such Summit Affiliate.

               8.4       Indirect Competition or Solicitation.  Executive agrees
                         ------------------------------------
that, during the term of this Agreement and the period covered by Sections 8.1 or 8.3 hereof, he shall not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Sections 8.1 or 8.3 if such activity were carried out by Executive, either

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directly or indirectly; and, in particular, Executive agrees that he shall not, directly or indirectly, induce any employee of Summit or of any Summit Affiliate to carry out, directly or indirectly, any such activity.

          9.   Termination.
               -----------

               9.1       Grounds for Termination.  This Agreement shall
                         -----------------------
terminate prior to the expiration of the initial term set forth in Section 2 or any extension thereof in the event that at any time during such initial term or any extension thereof:

               (a)  Executive dies; or

               (b) Executive becomes disabled (as defined below), so that he cannot perform the essential functions of his position with reasonable accommodation; or

               (c) The Board of Directors of Summit elects to terminate this Agreement for "cause" and notifies Executive in writing of such election; or

               (d) The Board of Directors of Summit elects to terminate this Agreement without "cause" and notifies Executive in writing of such election; or

               (e) Executive elects to terminate this Agreement and notifies Summit in writing of such election.

Any such termination shall be effective immediately.

               9.2       "Cause" Defined.
                         ---------------

               (a) Executive has breached in any material respect the provision of Sections 5, 6, 7 or 8 of this Agreement in any material respect and has failed to cure such breach within thirty
                    (30) days after written notice thereof to Executive; or

               (b) Executive has engaged in willful and material misconduct, including willful and material failure to perform Executive's duties as an officer or employee of Summit and has failed to "cure" such default within thirty (30) days after receipt of written notice of default from the President of Summit; or

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               (c)  Executive has committed material fraud, misappropriation or embezzlement in connection with Summit's business; or

               (d) Executive has been convicted or has pleaded nolo contendere to criminal misconduct (except for parking violations and occasional minor traffic violations); or

               (e) Executive's use of narcotics, liquor or illicit drug has a materially detrimental effect on the performance of his employment responsibilities, as reasonably determined by Summit's Board of Directors.

          In the event that Summit terminates Executive's employment for "cause" pursuant to subsection 9.1(c) and Executive objects in writing to the Board's determination that there was proper "cause" for such termination within thirty
(30) days after Executive is notified of such termination, the matter shall be resolved by arbitration in accordance with the provisions of Section 10.1. If Executive fails to object to any such determination of "cause" in writing within such thirty (30) day period, he shall be deemed to have waived his right to object to that determination. If such arbitration determines that there was not proper "cause" for termination, such termination shall be deemed to be a termination pursuant to Subsection 9.1(d) and Executive's sole remedy shall be to receive the wage continuation benefits contemplated by Section 9.6.

               9.3       Effect of Termination  Notwithstanding any termination
                         ---------------------
of this Agreement, the parties hereto shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon, or subsequent to, the termination of Executive's employment.

               9.4       "Disability" Defined.  For the purposes of this
                         --------------------
Agreement, the term "disability" shall mean the physical or mental illness or disability of the Executive, which renders him unable to perform his duties hereunder for a period of at least two consecutive months or for shorter periods totaling more than ninety (90) days during any 365 day period.

               9.5       Surrender of Records and Property.  Upon termination of
                         ---------------------------------
his employment with Summit, Executive shall deliver promptly to Summit all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, software, algorithms, reports, data, tables, calculations and all other information, or copies thereof, which are the property of Summit or any Summit Affiliate, or which relate in any way to the business, products, practices or techniques of Summit or any Summit Affiliate, and all other property, trade secrets and confidential information of Summit or any Summit Affiliate, including, but not limited to, all documents which in whole or in part contain any trade secrets or

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confidential information of Summit or any Summit Affiliate, which in any of these cases are in his possession or under his control.

               9.6       Wage Continuation.  If Executive's employment by Summit
                         -----------------
is terminated pursuant to Subsection 9.1(d), Summit shall continue to pay to Executive his base salary and shall continue to provide health insurance benefits for Executive for eighteen (18) months following termination of this Agreement. If this Agreement is terminated pursuant to subsection 9.1(a), 9.1(b), 9.1(c) or 9.1(e), Executive's right to base salary and benefits shall immediately terminate, except as may otherwise be required by applicable law.

          10.  Settlement of Disputes.
               ----------------------

               10.1      Arbitration.  Except as provided in Section 10.2, any
                         -----------
claims or disputes of any nature between Summit and Executive arising from or related to the performance, breach, termination, expiration, application, or meaning of this Agreement or any matter relating to Executive's employment and the termination of that employment by Summit shall be resolved exclusively by arbitration in Durham, North Carolina, in accordance with the applicable rules then obtaining of the American Arbitration Association. The fees of the arbitrator(s), reasonable attorneys' fees and other costs incurred by Executive and Summit in connection with such arbitration shall be recovered by the prevailing party in such arbitration.

               The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to call at the hearing.

               10.2      Resolution of Certain Claims - Injunctive Relief.
                         ------------------------------------------------
Section 10.1 shall have no application to claims by Summit asserting a violation of Sections 5, 6, 7, 8 or 9.5 or seeking to enforce, by injunction or otherwise, the terms of Sections 5, 6, 7, 8 or 9.5. Such claims may be maintained by Summit in a lawsuit subject to the terms of Section 10.3. Executive agrees that, in addition to, but not to the exclusion of, any other available remedy, Summit shall have the right to enforce the provisions of Sections 5, 6, 7, 8 and
9.5 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction subject to filing a bond therefor, and the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs in any action related to enforcement of the provisions of Sections 5, 6, 7, 8 and 9.5.

               10.3      Venue.  Any action or proceeding arising under Section
                         -----
10.2 of this Agreement shall be litigated only in the federal or state courts located in

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the State of Minnesota, County of Hennepin. Executive agrees such a venue is reasonable and convenient and waives any right the Executive may have to transfer or change the venue of any litigation brought against Executive by Summit pursuant to such Section 10.2.

               10.4      Severability.  To the extent any provision of this
                         ------------
Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

          11.  Miscellaneous.
               -------------

               11.1      Governing Law.  This Agreement is made under and shall
                         -------------
be governed by and construed in accordance with the laws of the State of Minnesota, excluding its choice of law rules.

               11.2      Prior Agreements.  This Agreement (including the
                         ----------------
Options and Stock Option Agreement) contains the entire agreement of the parties relating to the employment of Executive by Summit and the ancillary matters discussed herein and supersedes all prior agreements and understandings with respect to such matters, whether oral or written, and the parties hereto have made no agreements, representations or warranties relating to such employment or ancillary matters which are not set forth herein.

               11.3      Withholding Taxes.  Summit may withhold from any
                         -----------------
benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

               11.4      Amendments.  No amendment or modification of this
                         ----------
Agreement shall be deemed effective unless made in writing and signed by the both Executive and Summit.

               11.5      No Waiver.  No term or condition of this Agreement
                         ---------
shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

               11.6      Assignment.  The rights and duties of Executive under
                         ----------
this Agreement are personal and may not be assigned, in whole or in part, without the written consent of Summit, in its sole discretion. Subject to the foregoing, this

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Agreement shall be binding upon and inure to the benefit of, and be enforceable against, the parties hereto and any permitted assignees or successors.

               11.7      Counterparts.  This Agreement may be simultaneously
                         ------------
executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

               11.8      Captions and Headings.  The captions and paragraph
                         ---------------------
headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

               11.9      Notices.  All notices and other communications
                         -------
hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, or sent by express courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change or address shall be effective only upon receipt thereof):

          If to Summit, addressed to:

          Summit Medical Systems, Inc.
          10900 Red Circle Drive, Suite 100
          Minneapolis, Minnesota  55343-9106.
          Fax:   (612) 939-2790
          Attn: Chief Financial Officer

          If to Fortin, addressed to:

          Donald F. Fortin, M.D.
          6330 Quadrangle Drive, Suite 300
          Durham, North Carolina 27514
          Fax:(919)419-9555

          IN WITNESS WHEREOF, Executive and Summit have executed this Agreement as of the Effective Date.

                                        SUMMIT MEDICAL SYSTEMS, INC.

_______________________________         By________________________________
Donald F. Fortin, M.D.
                                        Name______________________________

                                        Title_____________________________

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